UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

ALPHATEC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52024	20-2463898
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

5818 El Camino Real
Carlsbad, CA 92008
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (760) 431-9286

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry of a Material Definitive Agreement and Termination of a Material Definitive Agreement.

Pursuant to an agreement dated October 29, 2010, Alphatec Holdings, Inc. (“Alphatec Holdings”), and Alphatec Spine, Inc., a California corporation and a wholly owned subsidiary of Alphatec Holdings (“Alphatec Spine”, together with Alphatec Holdings, “Alphatec”), amended its Loan and Security Agreement with Silicon Valley Bank (“SVB”) (the “Amended Loan Agreement”). As part of the Amended Loan Agreement, Oxford Finance Corporation (“Oxford”) was removed as a co-lender. The Amended Loan Agreement permits Alphatec to borrow up to $32 million. The actual amount available under the working capital line of credit is based on eligible accounts receivable and eligible inventory. The Amended Loan Agreement has a maturity date of October 29, 2013 and consists of a working capital line of credit. Interest expenses are paid monthly and the outstanding principal is due on the maturity date.). The interest rate contained in the Amended Loan Agreement is the greater of 5.5% or SVB’s most-recent prime rate plus a percentage between 1.5% and 3.5% (which amount is dependent upon Alphatec Holdings’ maintenance of certain financial covenant ratios during the fourth quarter of 2010). In connection with the execution of the Amended Loan Agreement Alphatec Holdings has repaid in full and terminated the previously outstanding term note that existed by and among Alphatec, SVB and Oxford. In addition, in connection with the execution of the Amended Loan Agreement Alphatec Holdings has repaid in full and terminated the previously outstanding credit facility that existed between Scient’x S.A. and Oxford.

The Amended Loan Agreement contains customary lending and reporting covenants, which, among other things, prohibit Alphatec from assuming further debt obligations and any liens, unless otherwise permitted under the Amended Loan Agreement. Upon the occurrence of an event of default, which includes the failure to make payments when due, breaches of representations, warranties or covenants, the occurrence of certain insolvency events, or the occurrence of an event or change which could have a material adverse effect on Alphatec, the interest to be charged pursuant to the Amended Loan Agreement shall be increased to a rate that is up to five percentage points above the rate effective immediately before the event of default, and all outstanding obligations become immediately due and payable.

The foregoing description of the material terms of the Amended Loan Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Amended Loan Agreement, which Alphatec Holdings will file as an exhibit to its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010.

Item 8.01.  Other Events

On November 1, 2010, the Company issued a press release announcing the execution of the Amended Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to the report and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Description
No.

99.1  Press Release dated November 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.
Dated: November 4, 2010

/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq.
General Counsel and Senior Vice President